Exhibit 10.4
PROMISSORY NOTE

Note Amount: $21,846,000.00	Date of Note: December 22, 2006

Note Rate: 5.79%	Maturity Date: January 1, 2017

	Property:	Gladstone II Portfolio
(See Rider 1 for list of properties)
     FOR VALUE RECEIVED, the undersigned, HMBF05 NEWBURYPORT MA LLC, a Delaware limited liability company (“HMBF”), whose taxpayer identification number is 91-2198700, SVMMC05 TOLEDO OH LLC, a Delaware limited liability company (“SVMMC”), whose taxpayer identification number is 91-2198700 and TCI06 BURNSVILLE MN LLC, a Delaware limited liability company (“TC”), whose taxpayer identification number is 91-2198700 (HMBF, SVMMC and TC shall sometimes be referred to herein individually and collectively as, “Borrower”), each having an address at c/o Gladstone Commercial Corporation, 1521 Westbranch Drive, McLean, Virginia 22102, promises to pay to the order of CIBC INC., a Delaware corporation (“Lender”), at the office of Lender at 300 Madison Avenue, 8th Floor, Attn: Real Estate Finance Group, New York, New York 10017, or at such other place as Lender may designate to Borrower in writing from time to time, the Note Amount (as defined above), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate per annum equal to the Note Rate (as defined above), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.
ARTICLE I — TERMS AND CONDITIONS
     1.01 Payment of Principal and Interest.
     (a) Interest shall be computed hereunder based on a 360-day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included (regardless of the time of day such advance is made), and the day on which funds are repaid shall be included unless repayment is credited prior to close of business of such day. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time on a business day in the State of Lender’s principal office at said place of payment shall be credited prior to close of business of the day such funds are received, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business.
     (b) Except as otherwise provided in this Note, during the period from the date hereof through and including December 31, 2008 (such period, the “Interest-Only Period”), interest only shall be payable, in arrears, on the first day of each calendar month (the first day of each calendar month until payment in full of this Note is hereinafter referred to as a “Payment Date”) beginning on the first day of the second full calendar month following the date of this Note (or on the first day of the first full calendar month following the date hereof, in the event the advance of the principal amount evidenced by this Note is the first day of a calendar month) through and including the Payment Date on January 1, 2009. No amortization of the principal balance of this Note shall be required during the Interest-Only Period.

     (c) Beginning February 1, 2009, principal and interest shall be payable in equal consecutive monthly installments, each in the amount of $128,042.99, on each Payment Date until payment in full of this Note. As used in this Note and the other Loan Documents, “Monthly Payment Amount” shall mean (i) for the period from the date hereof through and including the end of the Interest-Only Period, an amount equal to the monthly amount of interest due pursuant to Section 1.01(b) of this Note, and (ii) for the period from and after the end of the Interest-Only Period, an amount equal to $$128,042.99. On the Applicable Maturity Date (as hereinafter defined), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon and all other sums due hereunder, shall be due and payable in full. So long as no Event of Default (as hereinafter defined) exists hereunder, each such monthly installment shall be applied first, to any amounts hereafter advanced by Lender hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Lender, third, to the payment of accrued interest and last to reduction of principal.
     (d) If the advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date of such advance through and including the last day of such calendar month.
     1.02 Prepayment.
          (a) Borrower may not voluntarily prepay this Note in whole or in part at any time prior to the expiration of the Lock-out Period. After the expiration of the Lock-out Period, Borrower may prepay this Note in whole only, provided, that (i) written notice of such prepayment is received by Lender not more than ninety (90) days and not less than thirty (30) days prior to the date of such prepayment, (ii) such prepayment is accompanied by all interest accrued hereunder and all other sums due hereunder and under the other Loan Documents (as defined in Section 1.04) and (iii) such prepayment (x) is received by Lender on a Payment Date, or (y) if not received on a Payment Date, is accompanied by a payment of interest, calculated at the Note Rate, on the amount prepaid, based on the number of days from the date such prepayment is received through the next Payment Date. “Lock-out Period” shall mean the period of time from the date hereof to, but not including, the date that is three (3) months prior to the Maturity Date (as defined above).
          (b) Except as hereinafter provided in this subparagraph (b), in the event that any prepayment is accepted by Lender prior to the expiration of the Lock-out Period, or if a prepayment results from Lender’s exercise of its remedies hereunder, Borrower shall pay Lender a Yield Maintenance Charge (as defined below) in connection with such prepayment. Prepayments of this Note prior to the expiration of the Lock-out Period shall be permitted without notice, and without the imposition of a Yield Maintenance Charge or any other premium or penalty in connection with Lender’s application of insurance or condemnation proceeds to the repayment of the Loan pursuant to the Security Instrument (as defined in Section 1.04 hereof), provided, however, if an Event of Default shall have occurred and be continuing at the time of the related casualty or condemnation, in addition to applying such proceeds as provided in the Security Instrument, Borrower shall pay a Yield Maintenance Charge to Lender. Lender, at its option, may elect to use such casualty and condemnation proceeds and Yield Maintenance Charge to defease an amount of the Loan equal to the proceeds applied as a prepayment, in the manner provided in Section 1.03 below. Any prepayment during the Lockout Period shall not reduce the Monthly Payment Amount payable hereunder unless such prepayment is accompanied by a Yield Maintenance Charge and Lender elects, in its sole discretion, to defease all or a portion of the Loan with the related proceeds. Notwithstanding the foregoing to the contrary, in the event of a prepayment of the Loan following a casualty or condemnation and the application by Lender of insurance proceeds to prepay all or a portion of the Loan, then provided no Event of Default exists, Lender shall cause the Monthly Payment Amount to be recast based on the remaining outstanding principal balance of the Loan (after giving effect to any such application of insurance and/or condemnation proceeds to the Loan) assuming an amortization term that is equal to the remaining number of months (following the date of such application of insurance and/or condemnation proceeds) in the original amortization term applied by Lender to calculate the original Monthly Payment Amount.
          (c) No tender of a prepayment of this Note with respect to which a Yield Maintenance Charge is due shall be effective unless such prepayment is accompanied by such Yield Maintenance Charge. No principal amount repaid or defeased may be re-borrowed.
          (d) As used in this Note, the “Yield Maintenance Charge” shall mean, as of any date, the greater of (1) the excess, if any, of the Defeasance Deposit over the outstanding principal balance of this Note, and (2) an amount equal to one percent (1%) of the outstanding principal balance of this Note.
     1.03 Defeasance.
          (a) At any time during the Defeasance Period (as hereinafter defined), Borrower may obtain a release of the Property from the lien of the Security Instrument and other Loan Documents upon the satisfaction of the following conditions:
     (1) not less than thirty (30) days’ prior written notice shall be given to Lender specifying a date (the “Defeasance Date”) on which the Defeasance Deposit (as hereinafter defined) is to be delivered;
     (2) all accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to the Defeasance Date, including, without limitation, all reasonable costs and expenses incurred by Lender or its agents in connection with such defeasance (including, without limitation, any reasonable legal fees and expenses incurred in connection with obtaining and reviewing the Defeasance Collateral (as hereinafter defined) and the preparation of the Defeasance Security Agreement (as hereinafter defined) and related documentation), shall be paid in full on or prior to the Defeasance Date;
     (3) [RESERVED]
     (4) on or before the Defeasance Date, Borrower shall pay to Lender the principal amount of the Loan to be defeased together with an additional amount such that the aggregate amount (the “Defeasance Deposit”) is sufficient to purchase direct, non-callable and non-prepayable obligations of the United States of America or, at the option of Lender (and with the approval of each applicable Rating Agency, if a Secondary Market Transaction has then occurred (the two capitalized terms used above without definition shall have the respective meanings attributed thereto in the Security Instrument)), other securities considered “government securities” within the meaning of the Investment Company Act of 1940, as amended (the “Defeasance Collateral”) that provide for payments prior, but as close as possible, to all successive Payment Dates occurring after the Defeasance Date through and including the Maturity Date, with each such payment being equal to or greater than (1) the Monthly Payment Amount and (2) with respect to the payment due on the Maturity Date, the entire outstanding principal balance of this Note together with any interest accrued as of such date and all other amounts payable pursuant to the Loan Documents;
     (5) the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of Lender in conformity with an applicable state and federal laws governing granting of such security interests;
     (6) Borrower shall deliver the following to Lender on or prior to the Defeasance Date:

     A. a pledge and security agreement, in form and substance satisfactory to Lender in its sole discretion, creating a first priority security interest in favor of Lender in the Defeasance Deposit and the Defeasance Collateral (the “Defeasance Security Agreement”), which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrower hereunder shall be refunded to Borrower promptly after each monthly Payment Date;
     B. a certificate of Borrower certifying that all of the requirements set forth in this Section 1.03(a) have been satisfied;
     C. an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, (x) that Lender has a perfected first priority security interest in the Defeasance Deposit and the Defeasance Collateral, (y) that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and (z) that the defeasance will not cause the Trust (as hereinafter defined) to fail to qualify as a “real estate mortgage investment conduit” (a “REMIC”), within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended from time to time or any successor statute (the “Code”);
     D. if required by the Rating Agencies, evidence in writing from each of the Rating Agencies (as defined in the Security Instrument) to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to the Defeasance Date for any securities issued in connection with a Secondary Market Transaction (as defined in the Security Instrument);
     E. a certificate in form reasonably acceptable to Lender, from a firm of independent certified public accountants acceptable to Lender, certifying that the Defeasance Collateral is sufficient to make the payments required by Paragraph 1.03(a)(4) above; and
     F. such other certificates, opinions, documents or instruments as Lender may reasonably require.
The “Defeasance Period” shall mean the period of time commencing on the date which is the earlier to occur of (i) two (2) years after the “startup day”, within the meaning of Section 860G(a)(9) of Code (such day, the “Startup Day”), of the REMIC that holds this Note (the “Trust”) and (ii) four (4) years after the date hereof, and ending on the expiration of the Lockout Period.
All of Lender’s third party out of pocket costs and expenses of satisfying the foregoing conditions and of the transactions contemplated by this Section 1.03, including, without limitation, the reasonable costs and expenses of Lender’s counsel, shall be paid by Borrower simultaneously with the defeasance of this Note.
          (b) Upon a defeasance in accordance with Section 1.03(a), Borrower shall, at Lender’s request, assign all its obligations and rights under this Note to a special-purpose, bankruptcy-remote entity reasonably acceptable to Lender (“Successor Borrower”) to be formed by Borrower (unless Lender elects to do so), and in either event, at Borrower’s sole cost and expense. In connection therewith, the Successor Borrower shall execute an assumption agreement in form and substance reasonably satisfactory to Lender pursuant to which Successor Borrower shall assume Borrower’s obligations under this Note and the Defeasance Security Agreement. The sole asset of Successor Borrower shall be the Defeasance Collateral (or, if the Successor Borrower is formed by Lender, the sole purpose of the Successor Borrower shall be to hold the Defeasance Collateral and similar assets with respect to other loans owned by the Trust). In connection with such assignment and assumption, Borrower and/or Successor Borrower shall deliver to Lender an opinion of counsel in form and substance and delivered by counsel reasonably satisfactory to Lender stating, among other things, that such assumption agreement is enforceable against Borrower and Successor Borrower, as applicable, in accordance with its terms and that this Note, the Defeasance Security Agreement and any other documents executed in connection with such defeasance are enforceable against Borrower or Successor Borrower, as applicable, in accordance with their respective terms. Upon an assumption of Borrower’s obligations under this Note and the Defeasance Security Agreement by Successor Borrower acceptable to Lender, Borrower shall be relieved of its obligations under this Note and the Defeasance Security Agreement and, to the extent such documents relate to the Property, the other Loan Documents.
          (c) Upon compliance with the requirements of Section 1.03(a) and (b), the Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure this Note. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument from the Property.
          (d) From time to time during the Defeasance Period, Borrower may obtain a release from the lien of the Security Instrument of one or more Parcels (identified on Rider 1 hereto, collectively, the “Parcels”), but less than all of the Property (as defined below)), in each case together with all improvements thereon and other property appurtenant thereto which is collateral for the loan evidenced hereby (each Parcel being released from the lien of the Security Instrument is referred to as a “Release Parcel” and the Parcel(s) remaining subject to the lien of the Security Instrument are referred to collectively as the “Remaining Parcel”), upon the satisfaction of the following conditions:
          (1) Borrower shall give Lender not less than thirty (30) days’ prior written notice, specifying the date (the “Partial Defeasance Date”) on which the Partial Defeasance Deposit (as defined below) is to be delivered, and identifying the Release Parcel being released;
          (2) All accrued and unpaid interest and other sums due under this Note and under the other Loan Documents up to the Partial Defeasance Date, including, without limitation, all reasonable costs and expenses incurred by Lender or its agents in connection with such partial defeasance (including, without limitation, any reasonable legal fees and expenses incurred in connection with obtaining and reviewing the Partial Defeasance Collateral (as defined below) and the preparation of the Defeased Note, the Undefeased Note, the Partial Defeasance Security Agreement (as defined below) and related documentation), shall be paid in full on or prior to the Partial Defeasance Date;
          (3) [RESERVED]
          (4) Lender, at Borrower’s expense, shall prepare all necessary documents to sever the indebtedness evidenced by this Note into two substitute notes, one (the “Defeased Note”) having a principal balance equal to the Adjusted Release Amount (as defined herein) with respect to the Release Parcel, and the other (the “Undefeased Note”) having a principal balance equal to the remaining principal balance outstanding on this Note as of the Partial Defeasance Date. The “Monthly Payment Amount” of the Defeased Note and the Undefeased Note shall be determined by proportionately allocating the Monthly Payment Amount between them based on the principal amount of the Deferred Note and the Undefeased Note and the interest rate set forth herein, as determined by Lender, such that the aggregate payment each month under the Defeased Note and the Undefeased Note equals the Monthly Payment Amount. The Defeased Note shall mature on the Maturity Date, and except as set forth above shall have identical terms as this Note (except for the principal balance and the Monthly Payment Amount thereunder), except that a Defeased Note cannot be the subject of any further defeasance. The Undefeased Note shall have identical terms as this Note (except for the principal balance and Monthly Payment Amount thereunder);
          (5) Borrower shall deliver to Lender on or prior to the Partial Defeasance Date, the principal amount of the Defeased Note together with an additional amount such that the aggregate amount (the “Partial Defeasance Deposit”) is sufficient to purchase direct, non-callable and non-prepayable obligations of the United States of America (the “Partial Defeasance

Collateral”) that provide for payments prior, but as close as possible, to all successive Payment Dates occurring after the Partial Defeasance Date through and including the Anticipated Balloon Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and interest under the Defeased Note;
          (6) The Partial Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender (including, without limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of Lender in conformity with an applicable state and federal laws governing granting of such security interests;
          (7) Borrower shall deliver the following to Lender on or prior to the Partial Defeasance Date:
          A. a pledge and security agreement, in form and substance satisfactory to Lender in its reasonable discretion, creating a first priority security interest in favor of Lender in the Partial Defeasance Deposit and the Partial Defeasance Collateral (the “Partial Defeasance Security Agreement”), which shall provide, among other things, that any excess received by Lender from the Partial Defeasance Collateral over the amounts payable under the Defeased Note shall be refunded to Borrower promptly after each monthly Payment Date;
          B. a certificate of Borrower certifying that all of the requirements set forth in this Section 1.03(d) have been satisfied;
          C. an opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, (x) that Lender has a perfected first priority security interest in the Partial Defeasance Deposit and the Partial Defeasance Collateral, (y) that the Partial Defeasance Security Agreement is enforceable against Borrower in accordance with its terms and (z) that the defeasance will not cause the Trust to fail to qualify as a REMIC, within the meaning of Section 860D of the Code;
          D. if required by the Rating Agencies, evidence in writing from each of the Rating Agencies to the effect that such release will not result in a qualification, downgrade or withdrawal of any rating in effect immediately prior to the Partial Defeasance Date for any securities issued in connection with a Secondary Market Transaction;
          E. a certificate in form reasonably acceptable to Lender, from a firm of independent certified public accountants acceptable to Lender, certifying that the Partial Defeasance Collateral is sufficient to make the payments required by Paragraph 1.03(d)(5) above;
          F. evidence reasonably acceptable to Lender that the Undefeased Note will continue to be secured by the Security Instrument; and
          G. such other certificates, opinions, documents or instruments as Lender may reasonably require.
If Borrower is defeasing an Undefeased Note from a prior defeasance in accordance with this Section 1.03(d), such defeasance shall be in accordance with the requirements of this Section 1.03.

          (e) Upon a partial defeasance in accordance with Section 1.03(d), Borrower shall, at Lender’s request, assign all its obligations and rights under the Defeased Note to a special-purpose bankruptcy-remote entity (“Partial Defeasance Successor Borrower”) to be formed by Borrower (unless Lender elects to do so), and in either event, at Borrower’s cost and expense. In connection therewith, the Partial Defeasance Successor Borrower shall execute an assumption agreement in form and substance reasonably satisfactory to Lender pursuant to which the Partial Defeasance Successor Borrower shall assume Borrower’s obligations under the Defeased Note and the Partial Defeasance Security Agreement. The sole asset of Partial Defeasance Successor Borrower shall be the Partial Defeasance Collateral. In connection with such assignment and assumption, Borrower and/or Partial Defeasance Successor Borrower shall:
          (1) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its sole discretion stating, among other things, that such assumption agreement is enforceable against Borrower and Partial Defeasance Successor Borrower, as applicable, in accordance with its terms and that the Defeased Note and the Partial Defeasance Security Agreement and any other documents executed in connection with such defeasance are enforceable against Partial Defeasance Successor Borrower, and the Undefeased Note remains enforceable against Borrower, each in accordance with their respective terms, and
          (2) pay all third party out of pocket costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, any fees and disbursements of legal counsel).
Upon an assumption of Borrower’s obligations under the Defeased Note and the Partial Defeasance Security Agreement by Partial Defeasance Successor Borrower acceptable to Lender, (i) Borrower shall be relieved of its obligations under the Defeased Note and the Partial Defeasance Security Agreement and, to the extent such documents relate to the Release Parcel, the other Loan Documents, and (ii) if the Release Parcel is owned other than by the owner of the Remaining Parcel, then the owner of the Release Parcel shall be relieved of its obligations under the Undefeased Note and the other Loan Documents for matters occurring following the partial defeasance.
          (f) Upon compliance with the requirements of Section 1.03(d) and (e), the Release Parcel shall be released from the lien of the Security Instrument and the other Loan Documents, and the Partial Defeasance Collateral shall constitute collateral which shall secure the Defeased Note. Lender will, at Borrower’s expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument from the Property.
          (g) As used in Section 1.3(d) of this Note:
     (1) “Adjusted Release Amount” shall mean, with respect to the Release Parcel, the greater of:
          (a) 125% of the Allocated Loan Amount with respect to such Parcel; and
          (b) An amount such that, after giving effect to such partial defeasance, the Debt Service Coverage Ratio (as defined below) for the Undefeased Note, based on income from the Remaining Parcel, shall be not less than 1:30:1.
     (2) “Allocated Loan Amount” shall mean, with respect to each Parcel, the amount set forth on Exhibit A to this Note.

          (3) “Debt Service Coverage Ratio” shall mean the ratio, expressed as a percentage, of (a) the Net Operating Income (as defined below) derived from operation of the Property, as determined by Lender for the twelve (12) month period ending prior to Lender’s receipt of the notice of partial defeasance pursuant to Section 1.03(d)(1), to (b) the annual debt service payments that would be payable on the Note prior to the date of such partial defeasance based upon a 30 year amortization as calculated by Lender.
          (4) “Net Operating Income” shall mean the sum of Rents and Profits for the Property (as those terms are defined in the Security Instrument), and other reimbursable expenses, less (i) a vacancy factor calculated by Lender at the greater of actual, market or based on underwriting criteria in effect as of the date hereof, and (ii) all normalized operating expenses to be paid by Borrower according to the Leases for the Property, which shall include, but not be limited to, (a) third party management fees (including salaries, benefits and all other charges imposed by the management company), (b) Taxes (as that term is defined in the Security Instrument), (c) common area maintenance expenses, (d) property and liability insurance as required under the Leases, (e) repair and replacement of any item of a non-capital nature, (f) any repair or replacement of a capital item, amortized at the Borrower’s cost of funds over the item’s useful life, (g) payments deposits into the Impound Account (as that term is defined in the Security Instrument), (h) normalized deposits into the Replacement Reserve and the Leasing Reserve (as those terms are defined in the Security Instrument) based on underwriting criteria in effect as of the date hereof, and (i) general and administrative expenses, advertising expenses and professional fees incurred by Borrower, all as determined by Lender using underwriting criteria in effect as of the date hereof, without duplication of any of the foregoing.
          (h) Lender, as attorney-in-fact of Borrower, shall cause the purchase of the Defeasance Collateral with the Defeasance Deposit, and the Partial Defeasance Collateral with the Partial Defeasance Deposit (as the case may be), which purchase may be through an affiliate of Lender. Borrower shall be responsible for the payment of any brokerage or other transaction fees in connection with such purchase. Such brokerage or other transaction fees in connection with such purchase shall be commercially reasonable.
     1.04 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, inter alia, that certain (i) Mortgage, Assignment of Leases and Rents and Security Agreement dated of even date herewith from HMBF05 Newburyport MA LLC, as mortgagor, for the benefit of Lender, as mortgagee, encumbering that certain real property situated in the City of Newburyport, County of Essex, State of Massachusetts, (ii) Mortgage, Assignment of Leases and Rents and Security Agreement dated as even date herewith from SVMMC05 Toledo OH LLC, as mortgagor, for the benefit of Lender, as mortgagee, encumbering that certain real property situated in the City of Toledo, County of Lucas, State of Ohio, and (iii) Mortgage, Assignment of Leases and Rents and Security Agreement dated of even date herewith from TCI06 Burnsville MN LLC, as mortgagor, for the benefit of Lender, as mortgagee, encumbering that certain real property situated in the City of Burnsville, County of Dakota, State of Minnesota (the foregoing three mortgages, as each may be hereafter amended, consolidated or modified, severed or spread from time to time, collectively, the “Security Instrument”) from Borrower to Lender, dated on or about the date hereof, concerning the Property (as described above). The Security Instrument together with this Note, Assignment of Leases and Rents, Assignment of Warranties and Other Contract Rights, Hazardous Substances Indemnity Agreement, Indemnity & Guaranty Agreement, Manager’s Subordination Agreement, Closing Certificate, Cash Management Agreement, Clearing Bank Instruction Letter, and FIRPTA Certificate, each of even date herewith and as amended or modified from time to time, are herein referred to collectively as the “Loan Documents”. All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

     1.05 Exculpation. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that (i) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, which security is all of the properties (whether real or personal, including, without limitation, the “Property”), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents (collectively, the “Collateral”), (ii) if default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or in the timely and proper performance of the other obligations of Borrower under the Loan Documents, any judicial or other proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the Collateral, and the liens, security titles, estates, assignments, rights and security interests appurtenant or incident thereto, now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower other than the Collateral except with respect to the liability described below in this section, and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Borrower shall be fully liable, and subject to legal action, for all losses, costs and expenses incurred by Lender (including, without limitation, the reasonable fees and expenses of Lender’s counsel) by reason of:
          (a) proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender;
          (b) proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender;
          (c) all tenant security deposits or other refundable deposits paid to or held by Borrower or its agents in connection with leases of all or any portion of the Property which are not applied in accordance with the terms of the applicable lease or other agreement, to the full extent of such deposits;
          (d) rent and other payments received by Borrower or its agents from tenants under leases of all or any portion of the Property paid more than one month in advance (except payments made in the nature of security made by tenants pursuant to the terms of the leases), to the full extent of any such rents collected by Borrower and not remitted to Lender by Borrower or its agents pursuant to the terms of the Loan Documents promptly upon the occurrence of an Event of Default;
          (e) rents, issues, profits and revenues of all or any portion of the Property received by Borrower or its agents or applicable to a period after the occurrence of any Event of Default or any event which, solely with the passage of time, would constitute an Event of Default hereunder, which are not paid to Lender pursuant to the terms of the Loan Documents, to the full extent of the rents, issues, profits and revenues not so paid;
          (f) physical waste committed on the Property by, or damage to the Property as a result of the intentional misconduct or gross negligence of, Borrower or any Indemnitor (as defined in the Security Instrument) or any holder of equity interests in Borrower or Indemnitor, or any person acting on behalf of, or at the direction of, Borrower or Indemnitor, or any removal of the Property in violation of the terms of the Loan Documents;

          (g) failure to pay, or make deposits to the Impound Account (as defined in the Security Instrument) on account of, any valid taxes, assessments, mechanic’s liens, materialmen’s liens or other liens which could create liens on any portion of the Property which would be superior to the lien or security title of the Security Instrument or the other Loan Documents, to the extent that the Property generated funds sufficient to pay, or make deposits to the Impound Accounts on account of, such items;
          (h) failure by Borrower to pay, or make deposits to the Impound Account on account of, the premiums on insurance policies required under the Loan Documents to be maintained by Borrower or with respect to the Property, to the extent that the Property generated funds sufficient to pay, or make deposits to the Impound Accounts on account of, such items;
          (i) fraud or material misrepresentation by Borrower or any Indemnitor, or any holder of equity interests in Borrower or Indemnitor, or any person acting on behalf of, or at the direction of, Borrower or Indemnitor; and
          (j) the filing (i) by Borrower of a voluntary bankruptcy petition, or (ii) against Borrower of an involuntary bankruptcy petition by (x) any general partner, (y) managing member or other constituent entity of Borrower, or (z) any indemnitor with respect to Borrower’s obligations under the Loan Documents, or by any affiliate of any person or entity described in clauses (i) and (ii).
Furthermore, notwithstanding anything to the contrary in the Loan Documents, in the event that: (A) the first Monthly Payment Amount is not paid when due; (B) Borrower fails to obtain Lender’s prior written consent to any subordinate financing or other voluntary lien encumbering the Property, if such consent is required by the Loan Documents; or (C) Borrower fails to obtain Lender’s prior written consent to any assignment, transfer or conveyance of the Property or any interest therein, if such consent is required by Loan Documents, then the Loan shall be fully recourse to Borrower.
     Nothing contained in this section shall (1) be deemed to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Property, or (2) preclude Lender from foreclosing the Loan Documents in case of any Event of Default or from enforcing any of the other rights of Lender except as stated in this section, or (3) reduce, release, relieve, waive, limit or impair in any way whatsoever the Indemnity and Guaranty Agreement and/or the Hazardous Substances Indemnity Agreement each of even date executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to such Indemnity and Guaranty Agreement and Hazardous Substances Indemnity Agreement or (4) waive any right that Lender may have under Section 506 (a), 506 (b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Loan or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with the Loan Documents.
     1.06 Event of Default. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within seven (7) days of the date such payment is due (provided that no grace period is provided for the payment of principal and interest due on the Applicable Maturity Date), or should an “Event of Default” (as defined in the Security Instrument) occur, or should any other default occur under any of the Loan Documents which is not cured within any applicable grace or cure period, then an “Event of Default” shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.
     1.07 Late Charges and Default Interest Rate. In the event that any payment is not received by Lender on the date when due (subject to the applicable notice and/or grace period), then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment, provided, however, that such late charge shall not be required in connection with the balloon payment of principal due at the Maturity Date. So long as any Event of Default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to four percent (4.0%) plus the Note Rate (as hereinafter defined), or if such increased rate of interest may not be charged or collected under applicable law, then at the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law (the “Default Interest Rate”), and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender’s actual damages resulting from any late payment or Event of Default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty.
     1.08 Cumulative Remedies. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender’s discretion. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection including, but not limited to, reasonable attorneys’ fees.
ARTICLE II — GENERAL CONDITIONS
     2.01 No Waiver: Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
     2.02 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.
     2.03 Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid (“Interest”), to Lender for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including, but not limited to, any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 2.03 will control all agreements between Borrower and Lender.
     2.04 Use of Funds. Borrower hereby warrants, represents and covenants that the loan evidenced hereby is for business or commercial purposes only, and no advance of funds evidenced hereby shall be used by Borrower for personal, family, agricultural or household purposes. The foregoing shall not, however, prohibit Borrower from distributing surplus proceeds (after payment from time to time of all amounts that Borrower is required to pay pursuant to the Loan Documents) to the owners of equity interests in Borrower.
     2.05 Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.
ARTICLE III— MISCELLANEOUS
     3.01 Miscellaneous. This Note shall be interpreted, construed and enforced according to the laws of the State of New York. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms “Borrower” and “Lender” shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.
     3.02 Severance of Note. Lender shall have the unrestricted right at any time or from time to time to sell, dispose of, transfer, pledge, participate, syndicate or otherwise transfer the Loan, and/or securitize all or any portion of Lender’s interest in the Loan at any time, or to cause this Note and the Security Instrument to be split into two or more notes, parts or interests, in whatever proportion Lender deems appropriate (i.e., an A/B or A/B/C structure), which may be in the form of pari passu interests, senior and junior interests, or other interests, and thereafter to sell, assign, participate, syndicate or securitize all or any part of either such severed or split note and mortgage. Borrower agrees to cooperate in all reasonable respects with Lender, at Lender’s sole cost and expense, to facilitate any such action, the transfer or disposition of the Loan, the rating of the Loan or of a securitization in which the

Loan is included. Borrower’s cooperation obligation shall continue until the Loan has been repaid in full, and shall include, without limitation, the following as each may be reasonably required from time to time by Lender, Servicer, or any holder of the note evidencing Borrower’s obligations pursuant to the Loan:
          (a) Consenting to non-material modifications to the Loan Documents or to Borrower’s organizational documents, which modifications shall not increase Borrower’s obligations nor diminish any of Borrower’s rights or benefits in connection with the Loan; and
          (b) Executing any additional documents required by Lender to effectuate such severance, including, without limitation, a splitter and modification agreement, replacement notes, intercreditor agreements and replacement security deeds, mortgages or deeds of trust in the aggregate amount of the principal amount of the indebtedness evidenced hereby, which may include, but not be limited to, revising the interest rate for each note component, reallocating the principal balances of the severed notes and/or the components, increase or decrease the monthly debt service payments for each component or eliminate the component structure and/or the multiple note structure of the Loan (including the elimination of the related allocations of principal and interest payments), provided that the outstanding principal balance of all components immediately after the effective date of such modification equals the outstanding principal balance of this Note immediately prior to such modification and the weighted average of the interest rates for all components immediately after the effective date of such modification equals the interest rate of this Note immediately prior to such modification.
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     IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.

BORROWER:

HMBF05 NEWBURYPORT MA LLC, a
Delaware limited liability company

By:	/s/ Christopher Massey

Name:	Christopher Massey
Title:	Vice President

COMMONWEALTH OF VIRGINIA	)
: ss.:
COUNTY OF FAIRFAX	)
          On this 15 day of December, 2006, before me, the undersigned notary public, personally appeared CHRISTOPHER MASSEY, proved to me through (personal knowledge) to be the person whose name is signed on the preceding documents, and acknowledged to me that he signed it voluntarily for its stated purpose as VICE PRESIDENT of HMBF05 NEWBURYPORT MA LLC, a Delaware limited liability company.

/s/ [ILLEGIBLE]

Notary Public
	Print Name:	[ILLEGIBLE]

My Commission Expires: May 31, 2009

BORROWER:

SVMMC05 TOLEDO OH LLC, a
Delaware limited liability company

By:	/s/ Christopher Massey

Name:	Christopher Massey
Title:	Vice President

COMMONWEALTH OF VIRGINIA	)
: ss.:
COUNTY OF FAIRFAX	)
          On this 15 day of December, 2006, before me, the undersigned notary public, personally appeared CHRISTOPHER MASSEY, proved to me through (personal knowledge) to be the person whose name is signed on the preceding documents, and acknowledged to me that he signed it voluntarily for its stated purpose as VICE PRESIDENT of SVMMC05 TOLEDO OH LLC, a Delaware limited liability company.

/s/ [ILLEGIBLE]

Notary Public
	Print Name:	[ILLEGIBLE]

My Commission Expires: May 31, 2009

BORROWER:

TCI06 BURNSVILLE MN LLC, a
Delaware limited liability company

By:	/s/ Christopher Massey

Name:	Christopher Massey
Title:	Vice President

COMMONWEALTH OF VIRGINIA	)
: ss.:
COUNTY OF FAIRFAX	)
          On this 15 day of December, 2006, before me, the undersigned notary public, personally appeared CHRISTOPHER MASSEY, proved to me through (personal knowledge) to be the person whose name is signed on the preceding documents, and acknowledged to me that he signed it voluntarily for its stated purpose as VICE PRESIDENT of TC’I06 BURNSVILLE MN LLC, a Delaware limited liability company.

/s/ [ILLEGIBLE]

Notary Public
	Print Name:	[ILLEGIBLE]

My Commission Expires: May 31, 2009

RIDER 1

1.	Property Name:	Home Made Brand Foods
	Address:	2 Opportunity Way
Newburyport, Massachusetts 01950

	County:	Essex
Tax ID:

2.	Property Name	St. Vincent Mercy Medical Center
	Address:	3930 Sunforest Court
Toledo, Ohio 43623

	County:	Lucas
Tax ID:

3.	Property Name	Telex Building
	Address:	12000 Portland Avenue S.
Burnsville, Minnesota 55337

	County:	Dakota
Tax ID:

Exhibit A
ALLOCATED LOAN AMOUNTS

	Property Name	Allocated Loan Amount
1.	Home Made Brand Foods	$6,846,000.00
2.	St. Vincent Mercy Medical Center	$3,000,000.00
3.	Telex Building	$12,000,000.00

THIS MEMORANDUM MUST BE DELIVERED TO THE CLOSING ATTORNEY PRIOR TO THE COMPLETION OF THE PROMISSORY NOTE IN ORDER TO COMMUNICATE THE ESSENTIAL TERMS OF SAID PROMISSORY NOTE. A COPY HEREOF MUST ALSO BE DELIVERED TO TODD ROTH.

LOAN/PROPERTY NAME:	The Gladatone Telex Portfolio
LOAN AMOUNT:	$21,846,000.00
INTEREST RATE:	5.79%
MONTHLY P&I PAYMENT:	$128,042.99
TERM:	10 Years
AMORTIZATION:	30 Years
INTEREST ONLY PERIOD (MONTHS):	24
INTEREST RATE CALCULATION:	Actual/360
SERVICER:	Midland
EARNOUT AMOUNT:	$0.00
EARNOUT PERIOD / SPREAD:	0 Mos/0.0000%
NOTE TO CLOSING ATTORNEY: THE LOAN CAN NOT FUND UNTIL THE FULLY EXECUTED PROMISSORY NOTE HAS BEEN FAXED TO AND APPROVED MY TODD ROTH. A COPY MUST ALSO BE FAXED TO RAVI PONNAMBALAM AT 416-542-4609.

SIGNATURE OF CIBC CONTACT:	/s/ Karin I. O’Callahan / Kelly Swift

Print Name: Karin I. O’Callahan / Kelly Swift
Print Date: December 21, 2006